As filed with the Securities and Exchange Commission on March 2, 2016

Registration Nos. 333-190911, 333-190911-02, 333-190911-03,
333-190911-04, 333-190911-05, 333-190911-06, 333-190911-07

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040
ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	ENTERGY TEXAS, INC. (a Texas corporation) 9425 Pinecroft The Woodlands, Texas 77380 Telephone (409) 981-2000 61-1435798
ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469646	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777
ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000 64-0205830
_____________________

MARK G. OTTS, ESQ.	ALYSON M. MOUNT	JOHN T. HOOD, ESQ.
Assistant General Counsel--Corporate and Securities	Senior Vice President and Chief Accounting Officer	Partner Morgan, Lewis & Bockius LLP
Entergy Services, Inc.	Entergy Corporation	101 Park Avenue
639 Loyola Avenue	639 Loyola Avenue	New York, New York 10178
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	(212) 309-6281
(504) 576-5228	(504) 576-5035
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
Entergy Corporation	X
Entergy Arkansas, Inc.			X
Entergy Louisiana, LLC			X
Entergy Mississippi, Inc.			X
Entergy New Orleans, Inc.			X
Entergy Texas, Inc.			X
System Energy Resources, Inc.			X

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File Nos. 333-190911, 333-190911-02, 333-190911-03, 333-190911-04, 333-190911-05, 333-190911-06 and 333-190911-07) (as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2, Post-Effective Amendment No. 3 and this Post-Effective Amendment, the “Registration Statement”) initially filed on August 30, 2013, later amended by Post-Effective Amendment No. 1 filed on February 3, 2015, Post-Effective Amendment No. 2 filed on October 2, 2015 and Post-Effective Amendment No. 3 filed on November 25, 2015, each immediately declared effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”), is being filed by Entergy Corporation, a Delaware corporation (“Entergy”), Entergy Arkansas, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“EAI”), Entergy Louisiana, LLC, a Texas limited liability company and a majority-owned subsidiary of Entergy (“ELL”), Entergy Mississippi, Inc., a Mississippi corporation and a wholly-owned subsidiary of Entergy (“EMI”), Entergy New Orleans, Inc., a Louisiana corporation and a wholly-owned subsidiary of Entergy (“ENOI”), Entergy Texas, Inc., a Texas corporation and a wholly-owned subsidiary of Entergy (“ETI”), and System Energy Resources, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“SERI”), pursuant to Rule 413(b) under the Securities Act, solely to add a prospectus with respect to ELL’s issuance of first mortgage bonds to be issued from time to time and to file additional exhibits to the Registration Statement relating thereto. No changes are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by Entergy, EAI, EMI, ENOI, ETI and SERI, each of which remains a part of the Registration Statement. In addition, no changes are being made hereby to the existing prospectus of ELL relating to collateral trust mortgage bonds to be issued from time to time by ELL, which remains a part of the Registration Statement. Accordingly, such existing prospectuses are not included in this Post-Effective Amendment No. 4. Pursuant to Rule 462(e) under the Securities Act, this Post-Effective Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

Each offering of first mortgage bonds made by ELL under the Registration Statement will be made pursuant to the prospectus filed herein, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement. Each other offering of securities made by ELL, and each offering of securities made by Entergy, EAI, EMI, ENOI, ETI or SERI under the Registration Statement will be made pursuant to the applicable existing prospectus relating to the securities to be issued from time to time by such registrant filed with Registration Statement Nos. 333-190911, 333-190911-02, 333-190911-03, 333-190911-04, 333-190911-05 and 333-190911-06.

This Post-Effective Amendment is separately filed by Entergy, EAI, ELL, EMI, ENOI, ETI and SERI on a combined basis. As to each registrant, the Registration Statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference), and the information set forth in Part II of the Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of the Registration Statement relating to such registrant.

PROSPECTUS

FIRST MORTGAGE BONDS

ENTERGY LOUISIANA, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121
Telephone (504) 576-4000

We -

o	may periodically offer our first mortgage bonds in one or more series; and

o	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The First Mortgage Bonds -

o
will be secured by a first mortgage lien on substantially all of the property that was owned by Old Entergy Louisiana (as defined below) just before the effectiveness of the business combination of Old Entergy Louisiana and Entergy Gulf States Louisiana, LLC on October 1, 2015, together with replacements, additions and extensions of or to such property that we acquire on or after October 1, 2015; and

o	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You -

o	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.

The date of this prospectus is March 2, 2016.

RISK FACTORS

Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our annual report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”), which is incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY LOUISIANA, LLC

We are a limited liability company organized under the laws of the State of Texas and, as of October 1, 2015, the successor by merger to the regulated utility operations of the Texas limited liability companies Entergy Gulf States Louisiana, LLC and Entergy Louisiana, LLC (“Old Entergy Louisiana”), each formerly a public utility company providing services to customers in the State of Louisiana. We are the successor issuer to Old Entergy Louisiana pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 414(a) under the Securities Act. Our principal executive offices are located at 4809 Jefferson Highway, Jefferson, Louisiana 70121. Our telephone number is 1-504-576-4000. We are a public utility company engaged in the generation, distribution and sale of electric energy to approximately 1,064,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 93,500 customers in the Baton Rouge, Louisiana area.

All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company all of whose common membership interests are owned indirectly by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”).

Capacity and energy from Grand Gulf are allocated among Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and us under a unit power sales agreement. Our allocated share of Grand Gulf’s capacity and energy, together with related costs, is 14%. Payments we make under the unit power sales agreement are generally recovered through rates set by the Louisiana Public Service Commission, which regulates our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

Other subsidiaries of Entergy Corporation from which we buy services include Entergy Services, Inc. (“ESI”), an administrative services company, and Entergy Operations, Inc., a nuclear management services company. ESI is also acting as agent for us and certain of our affiliates in procuring nuclear fuel and related services on a centralized basis.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and therefore, are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004.

You may call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.    the 2015 Form 10-K, and

2.    our Current Report on Form 8-K dated February 29, 2016 (filed March 1, 2016).

You may access a copy of any or all of these filings, free of charge, at our website, which is located at http:// www.entergy.com, or by writing or calling us at the following address:

Ms. Dawn A. Balash
Assistant Secretary
Entergy Louisiana, LLC

639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755

You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the New Bonds. We are not, nor are any underwriters, dealers or agents, making an offer of the New Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus or any accompanying prospectus supplement are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIO OF EARNINGS TO FIXED CHARGES OF ENTERGY LOUISIANA

We have calculated ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Twelve Months Ended December 31,
2015	2014	2013	2012	2011
3.36	3.44	3.30	2.61	2.90

“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. “Fixed Charges” include interest (whether expensed or capitalized), related amortization and estimated interest applicable to rentals charged to operating expenses. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE NEW BONDS
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to our Mortgage and Deed of Trust dated as of April 1, 1944, with The Bank of New York Mellon, as successor trustee. This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.

General
The mortgage permits us to issue first mortgage bonds from time to time subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series (or the New Bonds if other first mortgage bonds of such series have been issued);

3.	the offering price of the series (or the New Bonds if other first mortgage bonds of such series have been issued);

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series (or the New Bonds if other first mortgage bonds of such series have been issued) accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;

9.	the applicability of the distribution covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms of the series not inconsistent with the provisions of the mortgage.
As of December 31, 2015, we had approximately $3,165 million principal amount of first mortgage bonds outstanding under the mortgage.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund.

Redemption and Retirement
General
The prospectus supplement for a particular series of New Bonds offered by this prospectus will contain the prices and other terms and conditions, if any, for redemption of that series prior to maturity.
Special Retirement Provisions
If, during any 12-month period, we dispose of any property subject to the lien of the mortgage by order of or to any governmental authority, resulting in the receipt of $5,000,000 or more as proceeds, we, subject to certain conditions, must apply such proceeds, less certain deductions, to the retirement of outstanding first mortgage bonds. If this occurs, we may redeem the outstanding first mortgage bonds of any series that are redeemable before maturity by the application of cash deposited for this purpose at the redemption prices applicable to those first mortgage bonds. If New Bonds of any series offered by this prospectus are redeemable for this purpose, the special redemption prices applicable to that series will be set forth in the prospectus supplement related to that series.

Form and Exchange
The New Bonds will be fully-registered first mortgage bonds without coupons. See “-Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably, by the lien of the mortgage, which constitutes a first mortgage lien on substantially all of our property that was owned by Old Entergy Louisiana just before the effectiveness of the business combination of Old Entergy Louisiana and Entergy Gulf States Louisiana, LLC on October 1, 2015, together with replacements, additions and extensions of or to such property that we acquire on or after October 1, 2015 (the “mortgaged property”), which lien is subject to bankruptcy law and to:

1.	leases of minor portions of the mortgaged property to others for uses which do not interfere with our business;

2.	leases of certain of the mortgaged property not used in our business; and

3.	excepted encumbrances.
There is excepted from the lien of the mortgage certain of our property, including:

1.	cash and securities;

2.	certain equipment, materials and supplies;

3.	automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties; and

4.	receivables, contracts, leases and operating agreements.
Unless we elect otherwise, the mortgaged property will not include, and the New Bonds will not be secured by, (1) the property and franchises that were owned by Entergy Gulf States Louisiana, LLC just before the effectiveness of the business combination on October 1, 2015 or (2) any property acquired by us on or after October 1, 2015 other than replacements, additions or extensions of or to the mortgaged property that was owned by Old Entergy Louisiana just before the effectiveness of the business combination on October 1, 2015.
On September 30, 2015, the day before the effectiveness of the business combination with Entergy Gulf States Louisiana, LLC, the mortgaged property owned by Old Entergy Louisiana was primarily its utility plant, which had a net book value of approximately $6.5 billion shown on its balance sheet as of September 30, 2015.
We have other secured debt outstanding, and may issue additional secured debt, that is secured by the first lien of our Indenture of Mortgage dated September 1, 1926 (as restated, amended and supplemented, the “EGSL Mortgage”) on substantially all of the property and franchises that were owned by Entergy Gulf

States Louisiana, LLC just before the effectiveness of the business combination on October 1, 2015, together with substitutions, replacements, additions and extensions of or to such property acquired by us on or after October 1, 2015. We also plan to issue other secured debt in the form of collateral trust mortgage bonds under our Mortgage and Deed of Trust dated as of November 1, 2015, as amended and supplemented, that may be secured (1) by first mortgage bonds issued under the mortgage or bonds issued under the EGSL Mortgage as the basis for the issuance of such collateral trust mortgage bonds, or (2) by a first lien on any of our property not subject to the lien of the mortgage or the EGSL Mortgage subject to liens permitted by such mortgage, and (3) by a second lien on substantially all of the mortgaged property and the property subject to the EGSL Mortgage subject to liens permitted by such mortgage.
The mortgage contains provisions that impose the lien of the mortgage on certain property that we acquire on or after October 1, 2015, specifically the property that we acquired from Old Entergy Louisiana on October 1, 2015, together with replacements, additions or extensions of or to such property, in each case, other than excepted property and property that we release from the lien of the mortgage. If we consolidate or merge with, or sell substantially all of our mortgaged property to a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the mortgaged property it acquires from us and replacements, additions or extensions of or to that mortgaged property. If we sell substantially all of our mortgaged property to a successor, the successor will assume all of our obligations and covenants under the mortgage and the bonds outstanding under the mortgage, and we may be released and discharged from such obligations and covenants.
The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.
The mortgage also contains restrictions on the issuance of debt secured by a prior lien on the mortgaged property (“qualified lien bonds”).
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created on or after June 30, 2014 to revise the definition of “excepted encumbrances” to mean the following:

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to our general counsel or to such other person designated by us to receive such notice;

•	specified judgment liens and prepaid liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•	liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
Each initial and future holder of such first mortgage bonds, by its acquisition of an interest in such first mortgage bonds, will irrevocably (a) consent to so amend the definition of “excepted encumbrances,” without any other or further action by any holder of such first mortgage bonds, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendment at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.

Issuance of Additional First Mortgage Bonds
The maximum principal amount of first mortgage bonds that may be issued under the mortgage is limited to $100 billion at any time outstanding under the mortgage, subject to property additions, earnings and other limitations of the mortgage. First mortgage bonds of any series may be issued from time to time on the basis of:

1.	80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;

2.	retirements of first mortgage bonds or qualified lien bonds; or

3.	deposit of cash with the trustee.
Property additions generally include, among other things, electric, gas, steam or hot water mortgaged property acquired by us or our predecessors under the mortgage after December 31, 1943. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions.
As of January 31, 2016, we could have issued approximately $1,041 million principal amount of additional first mortgage bonds on the basis of retired first mortgage bonds, and we had approximately

$2,303 million of unfunded property additions, entitling us to issue approximately $1,843 million principal amount of first mortgage bonds on the basis of unfunded property additions.
With certain exceptions in the case of clause (2) above, the issuance of additional first mortgage bonds must meet an “earnings” test. The adjusted net earnings, before interest and income taxes, for 12 consecutive months of the preceding 18 months must be at least twice the annual interest requirements on all first mortgage bonds at the time outstanding, including the additional first mortgage bonds comprising the issuance, plus all indebtedness, if any, of prior rank. The adjusted net earnings are calculated with a deduction of $800,000 plus 2.25% of net additions to mortgaged property in lieu of a deduction for actual retirement of mortgaged property. Based upon the results of our operations for the twelve months ended December 31, 2015, if we were to make an application for authentication and delivery of first mortgage bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore, not taking into account the property additions and retired first mortgage bond issuance limitations), we could issue approximately $3,618 million in principal amount of first mortgage bonds, in addition to the amount of first mortgage bonds then outstanding (assuming an interest rate of 5% for additional first mortgage bonds). Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
We have reserved the right to amend the mortgage without any consent or other action by the holders of any first mortgage bonds created on or after May 31, 2013 to remove the earnings coverage test described in the immediately preceding paragraph. Each initial and future holder of such first mortgage bonds, by its acquisition of an interest in such first mortgage bonds, will irrevocably (a) consent to the amendment to the mortgage to delete all provisions of the mortgage that require a net earning certificate, whether as a condition precedent to the authentication and delivery of first mortgage bonds or otherwise, without any other or further action by any holder of such first mortgage bonds, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendment at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
We have also reserved the right to amend the mortgage at any time without any consent or other action by holders of any first mortgage bonds to include nuclear fuel, and similar or analogous devices or substances, as property additions. We have also reserved the right to amend the mortgage at any time without any consent or other action of the holders of any first mortgage bonds to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions.
No first mortgage bonds may be issued on the basis of property additions subject to qualified liens if the qualified lien bonds secured thereby exceed 50% of such property additions, or if the qualified lien bonds and first mortgage bonds then outstanding which have been issued against property additions subject to continuing qualified liens and certain other items would in the aggregate exceed 15% of the first mortgage bonds and qualified lien bonds outstanding.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.

Release and Substitution of Property
We may release property from the lien of the mortgage, without applying an earnings test, on the bases of:

1.	the deposit of cash or purchase money mortgages;

2.	property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and

3.
(i) the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds that were issued prior to June 9, 2010; or (iii) 10/8ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds that were issued after June 9, 2010; in each case with the entitlement being waived by operation of the release.

We can withdraw cash upon the bases stated in clauses (2) and/or (3) above without applying an earnings test.
If unfunded property is released, the property additions used to effect the release may become available again as credits under the mortgage and the waiver of the right to issue first mortgage bonds on the basis of retired first mortgage bonds to effect the release may cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds.
We may also release unfunded property if after such release at least one dollar in unfunded property remains subject to the lien of the mortgage.
We have reserved the right to amend the mortgage without any consent or other action by any holders of first mortgage bonds created on or after June 30, 2014 to allow us, without any release or consent by the trustee, to

•
grant, free from the lien of the mortgage, easements, ground leases or rights-of-way in, upon, over and/or across the mortgaged property for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines and similar purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment, but only if such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by us, and

•	cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests.
Each initial and future holder of such first mortgage bonds, by its acquisition of an interest in such bonds, will irrevocably (a) consent to the amendments to the mortgage described in the immediately preceding paragraph, without any other or further action by any holder of such first mortgage bonds, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.

Covenant as to Distributions
The terms of certain of our outstanding series of first mortgage bonds include our covenant to restrict our payment of cash distributions on our common membership interests in certain circumstances. Any distribution covenant applicable to a series of New Bonds will be described in the prospectus supplement relating to that series of New Bonds. There is no assurance that the terms of future distribution covenants, if any, will be the same as those applicable to our outstanding first mortgage bonds.
Modification
Your rights as a bondholder may be modified with the consent of the holders of a majority of the outstanding first mortgage bonds considered as one class, provided that, if less than all series of first mortgage bonds are affected, only the consent of holders of a majority of the outstanding first mortgage bonds of each series affected, considered as one class, is required for such modification. In general, no modification of the terms

1.	of payment of principal or interest;

2.	affecting the lien of the mortgage; or

3.	reducing the percentage required for modification;
is effective against any bondholder without that bondholder’s consent.
The mortgage and your rights as a bondholder may be modified without your consent to the extent that such modification does not adversely affect your interests in any material respect.
Defaults
Defaults under the mortgage include:

1.	default in the payment of principal;

2.	default for 60 days in the payment of interest or installments of funds for the retirement of first mortgage bonds;

3.	certain events of bankruptcy, insolvency or reorganization;

4.	defaults with respect to qualified lien bonds; and

5.	default in other covenants for 90 days after notice.
The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if it in good faith determines it is in the interests of the holders of the first mortgage bonds.

The trustee or the holders of 25% of the first mortgage bonds may declare the principal and interest due and payable on default. However, a majority of the holders may annul such declaration if the default has been cured. No holder of first mortgage bonds may enforce the lien of the mortgage without giving the trustee written notice of a default and unless

1.
the holders of 25% of the first mortgage bonds have requested the trustee in writing to act and offered the trustee reasonable opportunity to act and indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred thereby; and

2.	the trustee shall have failed to act.
The holders of a majority of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.
We are required to file an annual certificate with the trustee as to compliance with the provisions of the mortgage and as to the absence of a default with respect to any of the covenants in the mortgage.
Satisfaction and Discharge of Mortgage
The mortgage may be satisfied and discharged if and when we provide for the payment of all the first mortgage bonds and all other sums due under the mortgage.
Reservation of the Right to Amend the Mortgage
In addition to reservations of the right to amend the mortgage described under the captions “Security,” “Issuance of Additional First Mortgage Bonds” and “Release and Substitution of Property,” we have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created on or after June 30, 2014 to provide that a statutory merger in which a company’s assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of mortgaged property subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all or substantially all of the mortgaged property is allocated to one or more other entities.
Each initial and future holder of the bonds, by its acquisition of an interest in such first mortgage bonds, will irrevocably (a) consent to the amendment to the mortgage described in the immediately preceding paragraph, without any other or further action by any holder of such bonds, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendment at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The trustee will be The Bank of New York Mellon. In addition to acting as the trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.

Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through The Depository Trust Company (“DTC”). Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the Mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the New Bonds. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the New Bonds.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

·	those New Bonds will be issued in fully registered form without coupons;
·
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

·	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

Methods and Terms of Sale

We may use a variety of methods to sell the New Bonds including:
1.    through one or more underwriters or dealers;
2.    directly to one or more purchasers;
3.    through one or more agents; or
4.    through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.    the initial public offering price;
3.    any underwriting discounts and other items constituting underwriters’ compensation;
4.    the proceeds we receive from that sale; and
5.    any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them.

Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.

Listing

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, incorporated in this prospectus by reference from the Entergy Louisiana, LLC Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the business combination with Entergy Gulf States Louisiana, L.L.C.) Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGALITY

The legality of the New Bonds will be passed upon for us by Mark G. Otts, Esq., Assistant General Counsel - Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, as to matters of Louisiana law, Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Duggins, Wren, Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Mark G. Otts, Esq., as to matters of Louisiana law relevant to its opinion, and on the opinion of Duggins, Wren, Mann & Romero, LLP, as to matters of Texas law relevant to its opinion.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Filing Fees-Securities and Exchange Commission:
Registration Statement	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Fees of Companies’ Counsel		*
Fees of Entergy Services, Inc.		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*
Total Expenses	$	*
__________________
+In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of the registration fee for the securities covered by this registration statement.
*Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.
Item 15. Indemnification of Directors and Officers.
ENTERGY CORPORATION
Entergy Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Entergy Corporation’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Entergy Corporation’s Restated Certificate of Incorporation further provides that it shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Entergy Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by Entergy Corporation’s Restated Certificate of Incorporation also includes the right to be paid by Entergy Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Entergy Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers.
ENTERGY ARKANSAS, INC.
Entergy Arkansas, Inc. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Arkansas, Inc.’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Arkansas, Inc.’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY LOUISIANA, LLC
Entergy Louisiana, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Louisiana, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Louisiana, LLC’s Certificate of Formation, as amended, and Company Agreement, as amended, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY MISSISSIPPI, INC.
Entergy Mississippi has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Mississippi’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Mississippi permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Mississippi’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY NEW ORLEANS, INC.
Entergy New Orleans has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy New Orleans’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy New Orleans’s Amended By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY TEXAS, INC.
Entergy Texas has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Texas’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under

Entergy Texas’s Certificate of Formation and By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.
SYSTEM ENERGY RESOURCES, INC.
System Energy Resources has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. System Energy Resources’ directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under System Energy Resources’ Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
Item 16. Exhibits.
See the Exhibit Index at the end of this registration statement.
Item 17. Undertakings.
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 2, 2016.

ENTERGY CORPORATION
By: /s/ Steven C. McNeal

Steven C. McNeal Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 2, 2016
Leo P. Denault

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2016
Andrew S. Marsh

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2016
Alyson M. Mount

*	Director	March 2, 2016
Maureen S. Bateman

	Director	March 2, 2016
Patrick J. Condon

*	Director	March 2, 2016
Kirkland H. Donald

*	Director	March 2, 2016
Gary W. Edwards

	Director	March 2, 2016
Philip L. Frederickson

*	Director	March 2, 2016
Alexis M. Herman

*	Director	March 2, 2016
Donald C. Hintz

*	Director	March 2, 2016
Stuart L. Levenick

*	Director	March 2, 2016
Blanche L. Lincoln

	Director	March 2, 2016
Karen A. Puckett

*	Director	March 2, 2016
W.J. “Billy” Tauzin

*	Director	March 2, 2016
Steven V. Wilkinson

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Arkansas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 2, 2016.

ENTERGY ARKANSAS, INC.
By: : /s/ Steven C. McNeal

Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	March 2, 2016
Hugh T. McDonald
*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2016
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2016
Alyson M. Mount
*	Director	March 2, 2016
Theodore H. Bunting, Jr.

	Director	March 2, 2016
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Louisiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 2, 2016.

ENTERGY LOUISIANA, LLC

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2016
Phillip R. May, Jr.

*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2016
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2016
Alyson M. Mount

*	Director	March 2, 2016
Theodore H. Bunting, Jr.

	Director	March 2, 2016
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Mississippi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 2, 2016.

ENTERGY MISSISSIPPI, INC.

By:	_____/s/ Steven C. McNeal______
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2016
Haley R. Fisackerly

*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2016
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2016
Alyson M. Mount

*	Director	March 2, 2016
Theodore H. Bunting, Jr.

	Director	March 2, 2016
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy New Orleans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 2, 2016.

ENTERGY NEW ORLEANS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2016
Charles L. Rice, Jr.
*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2016
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2016
Alyson M. Mount

*	Director	March 2, 2016
Theodore H. Bunting, Jr.

	Director	March 2, 2016
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Texas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 2, 2016.

ENTERGY TEXAS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2016
Sallie T. Rainer

*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2016
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2016
Alyson M. Mount

*	Director	March 2, 2016
Theodore H. Bunting, Jr.

	Director	March 2, 2016
Paul D. Hinnenkamp

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, System Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 2, 2016.

SYSTEM ENERGY RESOURCES, INC.

By:	______/s/ Steven C. McNeal_________
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2016
Theodore H. Bunting, Jr.

*	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2016
Andrew S. Marsh
*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2016
Alyson M. Mount
	Director	March 2, 2016
Timothy G. Mitchell

_/s/ Steven C. McNeal____	Director	March 2, 2016
Steven C. McNeal

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

EXHIBIT INDEX

Number	Description of Exhibit
*1.01	Form of Underwriting Agreement relating to the Entergy Corporation debt securities (filed as Exhibit 1.01 to Form S-3 in File No. 333-169315).
*1.02	Form of Underwriting Agreement relating to the Entergy Arkansas, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-159157).
*1.03	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-159158).
*1.04	Form of Underwriting Agreement relating to the Entergy Mississippi, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-159164).
*1.05	Form of Underwriting Agreement relating to the Entergy New Orleans, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-155584).
*1.06	Form of Underwriting Agreement relating to the Entergy Texas, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-153442).
*1.07	Form of Underwriting Agreement relating to the System Energy Resources, Inc. first mortgage bonds (filed as Exhibit 1.01 to Form S-3 in File No. 333-156718).
1.08	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC collateral trust mortgage bonds.
*4.01
Indenture of Entergy Corporation (for Unsecured Debt Securities), dated as of September 1, 2010 (filed as Exhibit 4.01 to Form 8-K dated September 16, 2010 (filed September 13, 2010) in File No. 001-11299).

*4.02
Officer’s Certificate establishing the terms of Entergy Corporation’s 5.125% Senior Notes (filed as Exhibit 4.02(b) to Form 8-K dated September 13, 2010 (filed September 16, 2010) in File No. 001-11299).

*4.03	Officer's Certificate establishing the terms of Entergy Corporation's 4.70% Senior Notes (filed as Exhibit 4.02 to Form 8-K dated January 13, 2012 (filed January 13, 2012) in File No. 001-11299).
*4.04	Officer's Certificate establishing the terms of Entergy Corporation's 4.0% Senior Notes (filed as Exhibit 4.02 to Form 8-K dated July 1, 2015 (filed July 1, 2015) in File No. 001-11299).

*4.05
Mortgage and Deed of Trust of Entergy Arkansas, Inc., dated as of October 1, 1944, as amended by seventy-seven Supplemental Indentures (7(d) in File No. 2-5463 (Mortgage); 7(b) in File No. 2-7121 (First); 7(c) in File No. 2-7605 (Second); 7(d) in File No. 2-8100 (Third); 7(a)-4 in File No. 2-8482 (Fourth); 7(a)-5 in File No. 2-9149 (Fifth); 4(a)-6 in File No. 2-9789 (Sixth); 4(a)-7 in File No. 2-10261 (Seventh); 4(a)-8 in File No. 2-11043 (Eighth); 2(b)-9 in File No. 2-11468 (Ninth); 2(b)-10 in File No. 2-15767 (Tenth); D in File No. 70-3952 (Eleventh); D in File No. 70-4099 (Twelfth); 4(d) in File No. 2-23185 (Thirteenth); 2(c) in File No. 2-24414 (Fourteenth); 2(c) in File No. 2-25913 (Fifteenth); 2(c) in File No. 2-28869 (Sixteenth); 2(d) in File No. 2-28869 (Seventeenth); 2(c) in File No. 2-35107 (Eighteenth); 2(d) in File No. 2-36646 (Nineteenth); 2(c) in File No. 2-39253 (Twentieth); 2(c) in File No. 2-41080 (Twenty-first); C-1 to Rule 24 Certificate in File No. 70-5151 (Twenty-second); C-1 to Rule 24 Certificate in File No. 70-5257 (Twenty-third); C to Rule 24 Certificate in File No. 70-5343 (Twenty-fourth); C-1 to Rule 24 Certificate in File No. 70-5404 (Twenty-fifth); C to Rule 24 Certificate in File No. 70-5502 (Twenty-sixth); C-1 to Rule 24 Certificate in File No. 70-5556 (Twenty-seventh); C-1 to Rule 24 Certificate in File No. 70-5693 (Twenty-eighth); C-1 to Rule 24 Certificate in File No. 70-6078 (Twenty-ninth); C-1 to Rule 24 Certificate in File No. 70-6174 (Thirtieth); C-1 to Rule 24 Certificate in File No. 70-6246 (Thirty-first); C-1 to Rule 24 Certificate in File No. 70-6498 (Thirty-second); A-4b-2 to Rule 24 Certificate in File No. 70-6326 (Thirty-third); C-1 to Rule 24 Certificate in File No. 70-6607 (Thirty-fourth); C-1 to Rule 24 Certificate in File No. 70-6650 (Thirty-fifth); C-1 to Rule 24 Certificate dated December 1, 1982 in File No. 70-6774 (Thirty-sixth); C-1 to Rule 24 Certificate dated February 17, 1983 in File No. 70-6774 (Thirty-seventh); A-2(a) to Rule 24 Certificate dated December 5, 1984 in File No. 70-6858 (Thirty-eighth); A-3(a) to Rule 24 Certificate in File No. 70-7127 (Thirty-ninth); A-7 to Rule 24 Certificate in File No. 70-7068 (Fortieth); A-8(b) to Rule 24 Certificate dated July 6, 1989 in File No. 70-7346 (Forty-first); A-8(c) to Rule 24 Certificate dated February 1, 1990 in File No. 70-7346 (Forty-second); 4 to Form 10-Q for the quarter ended September 30, 1990 in File No. 1-10764 (Forty-third); A-2(a) to Rule 24 Certificate dated November 30, 1990 in File No. 70-7802 (Forty-fourth); A-2(b) to Rule 24 Certificate dated January 24, 1991 in 70-7802 (Forty-fifth); 4(d)(2) in File No. 33-54298 (Forty-sixth); 4(c)(2) to Form 10-K for the year ended December 31, 1992 in File No. 1-10764 (Forty-seventh); 4(b) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-eighth); 4(c) to Form 10-Q for the quarter ended June 30, 1993 in File No. 1-10764 (Forty-ninth); 4(b) to Form 10-Q for the quarter ended September 30, 1993 in File No. 1-10764 (Fiftieth); 4(c) to Form 10-Q for the quarter ended September 30, 1993 in File No. 1-10764 (Fifty-first); 4(a) to Form 10-Q for the quarter ended June 30, 1994 in File No. 1-10764 (Fifty-second); C-2 to Form U5S for the year ended December 31, 1995 (Fifty-third); C-2(a) to Form U5S for the year ended December 31, 1996 (Fifty-fourth); 4(a) to Form 10-Q for the quarter ended March 31, 2000 in File No. 1-10764 (Fifty-fifth); 4(a) to Form 10-Q for the quarter ended September 30, 2001 in File No. 1-10764 (Fifty-sixth); C-2(a) to Form U5S for the year ended December 31, 2001 (Fifty-seventh); 4(c)1 to Form 10-K for the year December 31, 2002 in File No. 1-10764 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2003 in File No. 1-10764 (Fifty-ninth); 4(f) to Form 10-Q for the quarter ended June 30, 2003 in File No. 1-10764 (Sixtieth); 4(h) to Form 10-Q for the quarter ended June 30, 2003 in File No. 1-10764 (Sixty-first); 4(e) to Form 10-Q for the quarter ended September 30, 2004 in File No. 1-10764 (Sixty-second); 4(c)1 to Form 10-K for the year December 31, 2004 in File No. 1-10764 (Sixty-third); C-2(a) to Form U5S for the year ended December 31, 2004 (Sixty-fourth); 4(c) to Form 10-Q for the quarter ended June 30, 2005 in File No. 1-10764 (Sixty-fifth);  4(a) to Form 10-Q for the quarter ended June 30, 2005 in File No. 1-10764 (Sixty-sixth); 4(b) to Form 10-Q for the quarter ended June 30, 2008 in File No. 1-10764 (Sixty-seventh); 4(c)1 to Form 10-K for the year ended December 31, 2008 in File No. 1-10764 (Sixty-eighth); 4.06 to Form 8-K dated October 8, 2010 (filed October 8, 2010) in File No. 1-10764 (Sixty-ninth); 4.06 to Form 8-K dated November 12, 2010 (filed November 12, 2010) in File No. 1-10764 (Seventieth); 4.06 to Form 8-K dated December 13, 2012 (filed December 13, 2012) in File No. 1-10764 (Seventy-first); 4(e) to Form 8-K dated January 9, 2013 (filed January 9, 2013) in File No. 1-10764 (Seventy-second); 4.06 to Form 8-K dated May 30, 2013 (filed May 30, 2013) in File No. 1-10764 (Seventy-third); 4.06 to Form 8-K dated June 4, 2013 (filed June 4, 2013) in File No. 1-10764 (Seventy-fourth); 4.02 to Form 8-K dated July 26, 2013 (filed July 26, 2013) in File No. 1-10764 (Seventy-fifth); 4.05 to Form 8-K dated March 14, 2014 (filed March 14, 2014) in File No. 1-10764 (Seventy-sixth); and 4.05 to Form 8-K dated December 9, 2014 (filed December 9, 2014) in File No. 1-10764 (Seventy-seventh)).

*4.06
Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended by eighty-two Supplemental Indentures (7(d) in File No. 2-5317 (Mortgage); 7(b) in File No. 2-7408 (First); 7(c) in File No. 2-8636 (Second); 4(b)-3 in File No. 2-10412 (Third); 4(b)-4 in File No. 2-12264 (Fourth); 2(b)-5 in File No. 2-12936 (Fifth); D in File No. 70-3862 (Sixth); 2(b)-7 in File No. 2-22340 (Seventh); 2(c) in File No. 2-24429 (Eighth); 4(c)-9 in File No. 2-25801 (Ninth); 4(c)-10 in File No. 2-26911 (Tenth); 2(c) in File No. 2-28123 (Eleventh); 2(c) in File No. 2-34659 (Twelfth); C to Rule 24 Certificate in File No. 70-4793 (Thirteenth); 2(b)-2 in File No. 2-38378 (Fourteenth); 2(b)-2 in File No. 2-39437 (Fifteenth); 2(b)-2 in File No. 2-42523 (Sixteenth); C to Rule 24 Certificate in File No. 70-5242 (Seventeenth); C to Rule 24 Certificate in File No. 70-5330 (Eighteenth); C-1 to Rule 24 Certificate in File No. 70-5449 (Nineteenth); C-1 to Rule 24 Certificate in File No. 70-5550 (Twentieth); A-6(a) to Rule 24 Certificate in File No. 70-5598 (Twenty-first); C-1 to Rule 24 Certificate in File No. 70-5711 (Twenty-second); C-1 to Rule 24 Certificate in File No. 70-5919 (Twenty-third); C-1 to Rule 24 Certificate in File No. 70-6102 (Twenty-fourth); C-1 to Rule 24 Certificate in File No. 70-6169 (Twenty-fifth); C-1 to Rule 24 Certificate in File No. 70-6278 (Twenty-sixth); C-1 to Rule 24 Certificate in File No. 70-6355 (Twenty-seventh); C-1 to Rule 24 Certificate in File No. 70-6508 (Twenty-eighth); C-1 to Rule 24 Certificate in File No. 70-6556 (Twenty-ninth); C-1 to Rule 24 Certificate in File No. 70-6635 (Thirtieth); C-1 to Rule 24 Certificate in File No. 70-6834 (Thirty-first); C-1 to Rule 24 Certificate in 70-6886 (Thirty-second); C-1 to Rule 24 Certificate in File No. 70-6993 (Thirty-third); C-2 to Rule 24 Certificate in File No. 70-6993 (Thirty-fourth); C-3 to Rule 24 Certificate in File No. 70-6993 (Thirty-fifth); A-2(a) to Rule 24 Certificate in File No. 70-7166 (Thirty-sixth); A-2(a) in File No. 70-7226 (Thirty-seventh); C-1 to Rule 24 Certificate in File No. 70-7270 (Thirty-eighth); 4(a) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 in File No. 1-8474 (Thirty-ninth); A-2(b) to Rule 24 Certificate in File No. 70-7553 (Fortieth); A-2(d) to Rule 24 Certificate in File No. 70-7553 (Forty-first); A-3(a) to Rule 24 Certificate in File No. 70-7822 (Forty-second); A-3(b) to Rule 24 Certificate in File No. 70-7822 (Forty-third); A-2(b) to Rule 24 Certificate in File No. 70-7822 (Forty-fourth); A-3(c) to Rule 24 Certificate in File No. 70-7822 (Forty-fifth); A-2(c) to Rule 24 Certificate dated File No. April 7, 1993 in 70-7822 (Forty-sixth); A-3(d) to Rule 24 Certificate dated June 4, 1993 in File No. 70-7822 (Forth-seventh); A-3(e) to Rule 24 Certificate dated December 21, 1993 in File No. 70-7822 (Forty-eighth); A-3(f) to Rule 24 Certificate dated August 1, 1994 in File No. 70-7822 (Forty-ninth); A-4(c) to Rule 24 Certificate dated September 28, 1994 in File No. 70-7653 (Fiftieth); A-2(a) to Rule 24 Certificate dated April 4, 1996 in File No. 70-8487 (Fifty-first); A-2(a) to Rule 24 Certificate dated April 3, 1998 in File No. 70-9141 (Fifty-second); A-2(b) to Rule 24 Certificate dated April 9, 1999 in File No. 70-9141 (Fifty-third); A-3(a) to Rule 24 Certificate dated July 6, 1999 in File No. 70-9141 (Fifty-fourth); A-2(c) to Rule 24 Certificate dated June 2, 2000 in File No. 70-9141 (Fifty-fifth); A-2(d) to Rule 24 Certificate dated April 4, 2002 in File No. 70-9141 (Fifty-sixth); A-3(a) to Rule 24 Certificate dated March 30, 2004 in File No. File No. 70-10086 (Fifty-seventh); A-3(b) to Rule 24 Certificate dated October 15, 2004 in File No. 70-10086 (Fifty-eighth); A-3(c) to Rule 24 Certificate dated October 26, 2004 in File No. 70-10086 (Fifty-ninth); A-3(d) to Rule 24 Certificate dated May 18, 2005 in File No. 70-10086 (Sixtieth); A-3(e) to Rule 24 Certificate dated August 25, 2005 in File No. 70-10086 (Sixty-first); A-3(f) to Rule 24 Certificate dated October 31, 2005 in File No. 70-10086 (Sixty-second); B-4(i) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-third); B-4(ii) to Rule 24 Certificate dated January 10, 2006 in File No. 70-10324 (Sixty-fourth); 4(a) to Form 10-Q for the quarter ended September 30, 2008 in File No. 1-32718 (Sixty-fifth); 4(3)1 to Form 10-K for the year ended December 31, 2009 in File No. 1-32718 (Sixty-sixth); 4(a) to Form 10-Q for the quarter ended March 31, 2010 in File No. 1-32718 (Sixty-seventh); 4.08 to Form 8-K dated September 24, 2010 (filed September 24, 2010) in File No. 1-32718 (Sixty-eighth); 4(c) to Form 8-K dated October 5, 2010 (filed October 12, 2010) in File No. 1-32718 (Sixty-ninth); 4.08 to Form 8-K dated November 23, 2010 (filed November 23, 2010) in File No. 1-32718 (Seventieth); 4.08 to Form 8-K dated March 24, 2011 (filed March 24, 2011) in File No. 1-32718 (Seventy-first); 4(a) to Form 10-Q for the quarter ended June 30, 2011 in File No. 1-32718 (Seventy-second); 4.08 to Form 8-K dated December 15, 2011 (filed December 15, 2011) in File No. 1-32718 (Seventy-third); 4.08 to Form 8-K dated January 12, 2012 (filed January 12, 2012) in File No. 1-32718 (Seventy-fourth); 4.08 to Form 8-K dated July 3, 2012 (filed July 3, 2012) in File No. 1-32718 (Seventy-fifth); 4.08 to Form 8-K dated December 4, 2012 (filed December 4, 2012) in File No. 1-32718 (Seventy-sixth); 4.08 to Form 8-K dated May 21, 2013 (filed May 21, 2013) in 1-32718 (Seventy-seventh); 4.08 to Form 8-K dated August 23, 2013 (filed August 23, 2013) in File No. 1-32718 (Seventy-eighth); 4.08 to Form 8-K dated June 24, 2014 (filed June 24, 2014) in File No. 1-32718 (Seventy-ninth); 4.08 to Form 8-K dated July 1, 2014 (filed July 1, 2014) in File No. 1-32718 (Eightieth); 4.08 to Form 8-K dated November 21, 2014 (filed November 21, 2014) in File No. 1-32718 (Eighty-first); and 4.1 to Form 8-K12B dated September 14, 2015 (filed October 1, 2015) in File No. 1-32718 (Eighty-second)).

*4.07
Mortgage and Deed of Trust of Entergy Mississippi, Inc., dated as of February 1, 1988, as amended by thirty-one Supplemental Indentures (A-2(a)-2 to Rule 24 Certificate in File No. 70-7461 (Mortgage); A-2(b)-2 in File No. 70-7461 (First); A-5(b) to Rule 24 Certificate in File No. 70-7419 (Second); A-4(b) to Rule 24 Certificate in File No. 70-7554 (Third); A-1(b)-1 to Rule 24 Certificate in File No. 70-7737 (Fourth); A-2(b) to Rule 24 Certificate dated November 24, 1992 in File No. 70-7914 (Fifth); A-2(e) to Rule 24 Certificate dated January 22, 1993 in File No. 70-7914 (Sixth); A-2(g) to Form U-1 in File No. 70-7914 (Seventh); A-2(i) to Rule 24 Certificate dated November 10, 1993 in File No. 70-7914 (Eighth); A-2(j) to Rule 24 Certificate dated July 22, 1994 in File No. 70-7914 (Ninth); (A-2(l) to Rule 24 Certificate dated April 21, 1995 in File No. 70-7914 (Tenth); A-2(a) to Rule 24 Certificate dated June 27, 1997 in File No. 70-8719 (Eleventh); A-2(b) to Rule 24 Certificate dated April 16, 1998 in File No. 70-8719 (Twelfth); A-2(c) to Rule 24 Certificate dated May 12, 1999 in File No. 70-8719 (Thirteenth); A-3(a) to Rule 24 Certificate dated June 8, 1999 in File No. 70-8719 (Fourteenth); A-2(d) to Rule 24 Certificate dated February 24, 2000 in File No. 70-8719 (Fifteenth); A-2(a) to Rule 24 Certificate dated February 9, 2001 in File No. 70-9757 (Sixteenth); A-2(b) to Rule 24 Certificate dated October 31, 2002 in File No. 70-9757 (Seventeenth); A-2(c) to Rule 24 Certificate dated December 2, 2002 in File No. 70-9757 (Eighteenth); A-2(d) to Rule 24 Certificate dated February 6, 2003 in File No. 70-9757 (Nineteenth); A-2(e) to Rule 24 Certificate dated April 4, 2003 in File No. 70-9757 (Twentieth); A-2(f) to Rule 24 Certificate dated June 6, 2003 in File No. 70-9757 (Twenty-first); A-3(a) to Rule 24 Certificate dated April 8, 2004 in File No. 70-10157 (Twenty-second); A-3(b) to Rule 24 Certificate dated April 29, 2004 in File No. 70-10157 (Twenty-third); A-3(c) to Rule 24 Certificate dated October 4, 2004 in File No. 70-10157 (Twenty-fourth); A-3(d) to Rule 24 Certificate dated January 27, 2006 in File No. 70-10157 (Twenty-fifth); 4(b) to Form 10-Q for the quarter ended June 30, 2009 in File No. 1-31508 (Twenty-sixth); 4(b) to Form 10-Q for the quarter ended March 31, 2010 in File No. 1-31508 (Twenty-seventh); 4.38 to Form 8-K dated April 15, 2011 (filed April 15, 2011) in File No. 1-31508 (Twenty-eighth); 4.38 to Form 8-K dated May 13, 2011 (filed May 13, 2011) in File No. 1-31508 (Twenty-ninth); 4.38 to Form 8-K dated December 11, 2012 (filed December 11, 2012) in File No. 1-31508 (Thirtieth); and 4.05 to Form 8-K dated March 21, 2014 (filed March 21, 2014) in File No. 1-31508 (Thirty-first)).

*4.08
Mortgage and Deed of Trust of Entergy New Orleans, Inc., dated as of May 1, 1987, as amended by seventeen Supplemental Indentures (A-2(c) to Rule 24 Certificate in File No. 70-7350 (Mortgage); A-5(b) to Rule 24 Certificate in File No. 70-7350 (First); A-4(b) to Rule 24 Certificate in File No. 70-7448 (Second); 4(f)4 to Form 10-K for the year ended December 31, 1992 in File No. 0-5807 (Third); 4(a) to Form 10-Q for the quarter ended September 30, 1993 in File No. 0-5807 (Fourth); 4(a) to Form 8-K dated April 26, 1995 in File No. 0-5807 (Fifth); 4(a) to Form 8-K dated March 22, 1996 in File No. 0-5807 (Sixth); 4(b) to Form 10-Q for the quarter ended June 30, 1998 in File No. 0-5807 (Seventh); 4(d) to Form 10-Q for the quarter ended June 30, 2000 in File No. 0-5807 (Eighth); C-5(a) to Form U5S for the year ended December 31, 2000 (Ninth); 4(b) to Form 10-Q for the quarter ended September 30, 2002 in File No. 0-5807 (Tenth); 4(k) to Form 10-Q for the quarter ended June 30, 2003 in File No. 0-5807 (Eleventh); 4(a) to Form 10-Q for the quarter ended September 30, 2004 in File No. 0-5807 (Twelfth); 4(b) to Form 10-Q for the quarter ended September 30, 2004 in File No. 0-5807 (Thirteenth); 4(e) to Form 10-Q for the quarter ended June 30, 2005 in File No. 0-5807 (Fourteenth); 4.02 to Form 8-K dated November 23, 2010 (filed November 23, 2010) in File No. 0-5807 (Fifteenth); 4.02 to Form 8-K dated November 29, 2012 (filed November 29, 2012) in File No. 0-5807 (Sixteenth); and 4.02 to Form 8-K dated June 21, 2013 (filed June 21, 2013) in File No. 0-5807 (Seventeenth)).

*4.09	Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., dated as of October 1, 2008 (filed as Exhibit 4(h)2 to Form 10-K for the year ended December 31, 2008 in File No. 0-53134).
*4.10
Officer’s Certificate No. 1-B-1 dated January 27, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc. (filed as Exhibit 4(h)3 to Form 10-K for the year ended December 31, 2008 in File No. 0-53134).

*4.11
Officer’s Certificate No. 2-B-2 dated May 14, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc. (filed as Exhibit 4(a) to Form 10-Q for the quarter ended June 30, 2009 in File No. 1-34360).

*4.12
Officer’s Certificate No. 5-B-4 dated September 7, 2011, supplemental to Indenture, Deed of Trust and Security agreement of Entergy Texas, Inc. (filed as Exhibit 4.40 to Form 8-K dated September 13, 2011 in File No. 1-34360).

*4.13
Officer’s Certificate No. 7-B-5 dated May 13, 2014, supplemental to Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, between Entergy Texas, Inc. and The Bank of New York Mellon, as trustee (filed as Exhibit 4.40 to Form 8-K dated May 16, 2014 in File No. 1-34360).

*4.14
Officer’s Certificate No. 8-B-6 dated May 18, 2015, supplemental to Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, between Entergy Texas, Inc. and The Bank of New York Mellon, as trustee (filed as Exhibit 4.40 to Form 8-K dated May 21, 2015 in File No. 1-34360).

*4.15
Mortgage and Deed of Trust of System Energy Resources, Inc., dated as of June 15, 1977, as amended by twenty-four Supplemental Indentures (A-1 in File No. 70-5890 (Mortgage); B and C to Rule 24 Certificate in File No. 70-5890 (First); B to Rule 24 Certificate in File No. 70-6259 (Second); 20(a)-5 to Form 10-Q for the quarter ended June 30, 1981 in File No. 1-3517 (Third); A-1(e)-1 to Rule 24 Certificate in File No. 70-6985 (Fourth); B to Rule 24 Certificate in File No. 70-E-47021 (Fifth); B to Rule 24 Certificate in File No. 70-7021 (Sixth); A-3(b) to Rule 24 Certificate in File No. 70-7026 (Seventh); A-3(b) to Rule 24 Certificate in File No. 70-7158 (Eighth); B to Rule 24 Certificate in File No. 70-7123 (Ninth); B-1 to Rule 24 Certificate in File No. 70-7272 (Tenth); B-2 to Rule 24 Certificate in File No. 70-7272 (Eleventh); B-3 to Rule 24 Certificate in File No. 70-7272 (Twelfth); B-1 to Rule 24 Certificate in File No. 70-7382 (Thirteenth); B-2 to Rule 24 Certificate in File No. 70-7382 (Fourteenth); A-2(c) to Rule 24 Certificate in File No. 70-7946 (Fifteenth); A-2(c) to Rule 24 Certificate in File No. 70-7946 (Sixteenth); A-2(d) to Rule 24 Certificate in File No. 70-7946 (Seventeenth); A-2(e) to Rule 24 Certificate dated May 4, 1993 in File No. 70-7946 (Eighteenth); A-2(g) to Rule 24 Certificate dated May 6, 1994 in File No. 70-7946 (Nineteenth); A-2(a)(1) to Rule 24 Certificate dated August 8, 1996 in File No. 70-8511 (Twentieth); A-2(a)(2) to Rule 24 Certificate dated August 8, 1996 in File No. 70-8511 (Twenty-first); A-2(a) to Rule 24 Certificate filed October 4, 2002 in File No. 70-9753 (Twenty-second); 4(b) to Form 10-Q for the quarter ended September 30, 2007 in File No. 1-9067 (Twenty-third); and 4.42 to Form 8-K dated September 25, 2012 (filed September 25, 2012) in File No. 1-9067 (Twenty-fourth)).

*4.16	Availability Agreement, dated June 21, 1974, among System Energy Resources, Inc. and certain other System companies (filed as Exhibit B to Rule 24 Certificate dated June 24, 1974 in File No. 70-5399).
*4.17	First Amendment to Availability Agreement, dated as of June 30, 1977 (filed as Exhibit B to Rule 24 Certificate dated June 24, 1977 in File No. 70-5399).
*4.18	Second Amendment to Availability Agreement, dated as of June 15, 1981 (filed as Exhibit E to Rule 24 Certificate dated July 1, 1981 in File No. 70-6592).
*4.19	Third Amendment to Availability Agreement, dated as of June 28, 1984 (filed as Exhibit B-13(a) to Rule 24 Certificate dated July 6, 1984 in File No. 70-6985).
*4.20	Fourth Amendment to Availability Agreement, dated as of June 1, 1989 (filed as Exhibit A to Rule 24 Certificate dated June 8, 1989 in File No. 70-5399).
*4.21
Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2012, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and The Bank of New York Mellon, as Trustee (filed as Exhibit 10(a)15 to Form 10-K for the year ended December 31, 2012 in File No. 1-11299).

**4.22
First Amendment to Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 18, 2015, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and The Bank of New York Mellon, as Trustee (previously filed as Exhibit 4.25 in Post-Effective Amendment No. 2 in this file).

*4.23	Form of Assignment of Availability Agreement, Consent and Agreement (filed as Exhibit 4.11 to Form S-3 in File No. 333-156718).
*4.24	Capital Funds Agreement, dated June 21, 1974, between Entergy Corporation and System Energy Resources, Inc. (filed as Exhibit C to Rule 24 Certificate dated June 24, 1974 in File No. 70-5399).
*4.25
First Amendment to Capital Funds Agreement, dated as of June 1, 1989, between Entergy Corporation and System Energy Resources, Inc. (filed as Exhibit B to Rule 24 Certificate dated June 8, 1989 in File No. 70-5399).

*4.26
Thirty-seventh Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 2012, among Entergy Corporation, System Energy Resources, Inc., and The Bank of New York Mellon, as Trustee (filed as Exhibit 10(a)19 to Form 10-K for the year ended December 31, 2012 in File No. 1-11299).

*4.27
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., Deposit Guaranty National Bank, United States Trust Company of New York and Gerard F. Ganey (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in File No. 70-7026).

*4.28
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., United States Trust Company of New York and Gerard F. Ganey (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in File No. 70-7123).

*4.29
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc. and Chemical Bank (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in File No. 70-7561).

*4.30	Form of Supplementary Capital Funds Agreement and Assignment (filed as Exhibit 4.19 to Form S-3 in File No. 333-156718).
*4.31	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Corporation debt securities (filed as Exhibit 4.02 to Form S-3 in File No. 333-169315).
*4.32	Form of Supplemental Indenture relating to the Entergy Arkansas, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-159157).
**4.33
Form of Supplemental Indenture relating to Class A Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended (previously filed as Exhibit 4.33 to Post-Effective Amendment No. 3 in this file).

*4.34	Form of Supplemental Indenture relating to the Entergy Mississippi, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-159164).
*4.35	Form of Supplemental Indenture relating to the Entergy New Orleans, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-155584).
*4.36	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Texas, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-153442).
*4.37	Form of Supplemental Indenture relating to the System Energy Resources, Inc. first mortgage bonds (filed as Exhibit 4.02 to Form S-3 in File No. 333-156718).
**4.38	Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015 (previously filed as Exhibit 4.38 to Post-Effective Amendment No. 3 in this file).
**4.39
Form of Officer’s Certificate establishing the terms of one or more series of Entergy Louisiana, LLC collateral trust mortgage bonds under the Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015 (previously filed as Exhibit 4.39 to Post-Effective Amendment No. 3 in this file).

**4.40
Form of Supplemental Indenture relating to collateral trust mortgage bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015 (previously filed as Exhibit 4.40 to Post-Effective Amendment No. 3 in this file).

*4.41
Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended by certain Supplemental Indentures (B-a-I-1 in File No. 2-2449 (Mortgage); 7-A-9 in File No. 2-6893 (Seventh); B to Form 8-K dated September 1, 1959 (Eighteenth); B to Form 8-K dated February 1, 1966 (Twenty-second); B to Form 8-K dated March 1, 1967 (Twenty-third); C to Form 8-K dated March 1, 1968 (Twenty-fourth); B to Form 8-K dated November 1, 1968 (Twenty-fifth); B to Form 8-K dated April 1, 1969 (Twenty-sixth); 2-A-8 in File No. 2-66612 (Thirty-eighth); 4-2 to Form 10-K for the year ended December 31, 1984 in File No. 1-27031 (Forty-eighth); 4-2 to Form 10-K for the year ended December 31, 1988 in File No. 1-27031 (Fifty-second); 4 to Form 10-K for the year ended December 31, 1991 in File No. 1-27031 (Fifty-third); 4 to Form 8-K dated July 29, 1992 in File No. 1-27031 (Fifth-fourth); 4 to Form 10-K dated  December 31, 1992 in File No. 1-27031 (Fifty-fifth); 4 to Form 10-Q for the quarter ended March 31, 1993 in File No. 1-27031 (Fifty-sixth); 4-2 to Amendment No. 9 to Registration No. File No. 2-76551 (Fifty-seventh); 4(b) to Form 10-Q for the quarter ended March 31,1999 in File No. 1-27031 (Fifty-eighth); A-2(a) to Rule 24 Certificate dated June 23, 2000 in File No. 70-8721 (Fifty-ninth); A-2(a) to Rule 24 Certificate dated September 10, 2001 in File No. 70-9751 (Sixtieth); A-2(b) to Rule 24 Certificate dated November 18, 2002 in File No. 70-9751 (Sixty-first); A-2(c) to Rule 24 Certificate dated December 6, 2002 in File No. 70-9751 (Sixty-second); A-2(d) to Rule 24 Certificate dated June 16, 2003 in File No. 70-9751 (Sixty-third); A-2(e) to Rule 24 Certificate dated June 27, 2003 in File No. 70-9751 (Sixty-fourth); A-2(f) to Rule 24 Certificate dated July 11, 2003 in File No. 70-9751 (Sixty-fifth); A-2(g) to Rule 24 Certificate dated July 28, 2003 in File No. 70-9751 (Sixty-sixth); A-3(i) to Rule 24 Certificate dated November 4, 2004 in File No. 70-10158 (Sixty-seventh); A-3(ii) to Rule 24 Certificate dated November 23, 2004 in File No. 70-10158 (Sixty-eighth); A-3(iii) to Rule 24 Certificate dated February 16, 2005 in File No. 70-10158 (Sixty-ninth); A-3(iv) to Rule 24 Certificate dated June 2, 2005 in File No. 70-10158 (Seventieth); A-3(v) to Rule 24 Certificate dated July 21, 2005 in File No. 70-10158 (Seventy-first); A-3(vi) to Rule 24 Certificate dated October 7, 2005 in File No. 70-10158 (Seventy-second); A-3(vii) to Rule 24 Certificate dated December 19, 2005 in File No. 70-10158 (Seventy-third); 4(a) to Form 10-Q for the quarter ended March 31, 2006 in File No. 1-27031 (Seventy-fourth); 4(iv) to Form 8-K15D5 dated December 31, 2007 (filed January 7, 2008) in File No. 333-148557 (Seventy-fifth); 4(a) to Form 10-Q for the quarter ended June 30, 2008 in File No. 333-148557 (Seventy-sixth); 4(a) to Form 10-Q for the quarter ended September 30, 2009 in File No. 0-20371 (Seventy-seventh); 4.07 to Form 8-K dated October 1, 2010 (filed October 1, 2010) in File No. 0-20371 (Seventy-eighth); 4(c) to Form 8-K filed October 5, 2010 (filed October 12, 2010) in File No. 0-20371 (Seventy-ninth); 4(f) to Form 8-K filed October 5, 2010 (filed October 12, 2010) in File No. 0-20371 (Eightieth); 4.07 to Form 8-K dated July 1, 2014 (filed July 1, 2014) in File No. 0-20371 (Eighty-first); 4.2 to Form 8-K12B dated September 14, 2015 (filed October 1, 2015) in File No. 1-32718 (Eighty-second); and 4.3 to Form 8-K12B dated September 14, 2015 (filed October 1, 2015) in File No. 1-32718 (Eighty-third)).

**4.42
Form of Supplemental Indenture relating to Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended.

4.43	Form of Supplemental Indenture relating to First Mortgage Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended.
**5.01	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Corporation debt securities (previously filed as Exhibit 5.01 to original filing in this file).
**5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds (previously filed as Exhibit 5.02 to original filing in this file).
**5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds (previously filed as Exhibit 5.03 to original filing in this file).
**5.04	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed as Exhibit 5.04 to Post-Effective Amendment No. 3 in this file).
**5.05
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed as Exhibit 5.05 to Post-Effective Amendment No. 3 in this file).

**5.06
Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed as Exhibit 5.06 to Post-Effective Amendment No. 3 in this file).

**5.07	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Mississippi, Inc. first mortgage bonds (previously filed as Exhibit 5.09 to original filing in this file).
**5.08	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the Entergy Mississippi, Inc. first mortgage bonds (previously filed as Exhibit 5.10 to original filing in this file).
**5.09	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy New Orleans, Inc. first mortgage bonds (previously filed as Exhibit 5.11 to original filing in this file).
**5.10
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy New Orleans, Inc. first mortgage bonds (previously filed as Exhibit 5.12 to original filing in this file).

**5.11	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.13 to original filing in this file).
**5.12	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.14 to original filing in this file).
**5.13	Opinion of Morgan, Lewis & Bockius LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.15 to original filing in this file).
**5.14
Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.16 to original filing in this file).

**5.15	Opinion of Friday, Eldredge & Clark, LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.17 to original filing in this file).
5.16	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC first mortgage bonds.
5.17	Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Louisiana, LLC first mortgage bonds.
5.18	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Louisiana, LLC first mortgage bonds.
**12.01	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Corporation (previously filed as Exhibit 12.01 to original filing in this file).
*12.02	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. (filed as Exhibit 12(a) to Form 10-Q for the period ended June 30, 2013 in File No. 1-10764).
**12.03
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.03 to original filing in this file).

*12.04	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC (filed as Exhibit 12(b) to Form 10-Q for the period ended September 30, 2015 in File No. 1-32718).
*12.05	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Mississippi, Inc. (filed as Exhibit 12(d) to Form 10-Q for the period ended June 30, 2013 in File No. 1-31508).
**12.06
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Mississippi, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.09 to original filing in this file).

*12.07	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy New Orleans, Inc. (filed as Exhibit 12(e) to Form 10-Q for the period ended June 30, 2013 in File No. 0-05807).
**12.08
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy New Orleans, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.11 to original filing in this file).

*12.09	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. (filed as Exhibit 12(f) to Form 10-Q for the period ended June 30, 2013 in File No. 1-34360).
**12.10
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.13 to original filing in this file).

*12.11	Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. (filed as Exhibit 12(g) to Form 10-Q for the period ended June 30, 2013 in File No. 1-09067).
**12.12
Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.15 to original filing in this file).

*12.13	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC (filed as Exhibit 12(b) to Form 10-K for the year ended December 31, 2015 in File No. 1-32718).
*23.01
Consent of Deloitte & Touche LLP with respect to Entergy Corporation, Entergy Arkansas, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and System Energy Resources, Inc. (filed as Exhibit 23(a) to annual report on Form 10-K for the year ended December 31, 2015 in File No. 1-11299).

23.02	Consent of Deloitte & Touche LLP with respect to Entergy Louisiana, LLC.
**23.03	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Corporation debt securities (previously filed - included in Exhibit 5.01 to original filing in this file).
**23.04
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (previously filed - included in Exhibit 5.02 to original filing in this file).

**23.05
Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (previously filed - included in Exhibit 5.03 to original filing in this file).

**23.06
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed - included in Exhibit 5.04 to Post-Effective Amendment No. 3 in this file).

**23.07
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed - included in Exhibit 5.05 to Post-Effective Amendment No. 3 in this file).

**23.08
Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed - included in Exhibit 5.06 to Post-Effective Amendment No. 3 in this file).

**23.09
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (previously filed - included in Exhibit 5.07 to original filing in this file).

**23.10
Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (previously filed - included in Exhibit 5.08 to original filing in this file).

**23.11
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (previously filed - included in Exhibit 5.09 to original filing in this file).

**23.12
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (previously filed - included in Exhibit 5.10 to original filing in this file).

**23.13
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (previously filed - included in Exhibit 5.11 to original filing in this file).

**23.14
Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (previously filed - included in Exhibit 5.12 to original filing in this file).

**23.15
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (previously filed - included in Exhibit 5.13 to original filing in this file).

**23.16
Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (previously filed - included in Exhibit 5.14 to original filing in this file).

**23.17
Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (previously filed - included in Exhibit 5.15 to original filing in this file).

23.18	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC first mortgage bonds (included in Exhibit 5.16 to this filing).
23.19
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy Louisiana, LLC first mortgage bonds (included in Exhibit 5.17 to this filing).

23.20	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Louisiana, LLC first mortgage bonds (included in Exhibit 5.18 to this filing).
**24.01	Power of Attorney of certain officers and directors of Entergy Corporation (previously filed - included on pages S-1 and S-2 of original filing in this file).
**24.02	Power of Attorney of certain officers and directors of Entergy Arkansas, Inc. (previously filed - included on pages S-3 and S-4 of original filing in this file).
**24.03	Power of Attorney of certain officers and directors of Entergy Louisiana, LLC (previously filed - included on pages S-5 and S-6 of Post-Effective Amendment No. 2 in this file).
**24.04	Power of Attorney of certain officers and directors of Entergy Mississippi, Inc. (previously filed - included on pages S-9 and S-10 of original filing in this file).
**24.05	Power of Attorney of certain officers and directors of Entergy New Orleans, Inc. (previously filed - included on pages S-11 and S-12 of original filing in this file).
**24.06	Power of Attorney of certain officers and directors of Entergy Texas, Inc. (previously filed - included on pages S-13 and S-14 of original filing in this file).
**24.07	Power of Attorney of certain officers and directors of System Energy Resources, Inc. (previously filed - included on pages S-15 and S-16 of original filing in this file).
**25.01
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee in respect of the debt securities of Entergy Corporation (previously filed as Exhibit 25.01 to Form S-3 in this file).

**25.02
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Corporate Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc. (previously filed as Exhibit 25.02 to Form S-3 in this file).

**25.03
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Co-Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc. (previously filed as Exhibit 25.03 to Form S-3 in this file).

**25.04
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the collateral trust mortgage bonds of Entergy Louisiana, LLC (previously filed as Exhibit 25.04 to Post-Effective Amendment No. 3 in this file).

**25.05
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Mississippi, Inc. (previously filed as Exhibit 25.05 to Form S-3 in this file).

**25.06
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy New Orleans, Inc. (previously filed as Exhibit 25.06 to Form S-3 in this file).

**25.07
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Texas, Inc. (previously filed as Exhibit 25.07 to Form S-3 in this file).

**25.08
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of System Energy Resources, Inc. (previously filed as Exhibit 25.08 to Form S-3 in this file).

25.09	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Louisiana, LLC.
___________________

*	Incorporated by reference.

**	Previously filed in this registration statement.